Calculation of Filing Fee Tables
S-4
Enova International, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	Other	1,551,801		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) 1,551,801 represents the estimated maximum number of shares of common stock of Enova International, Inc., or Enova, par value $0.00001 per share, or Enova common stock, estimated to be issued to holders of common stock of Grasshopper Bancorp, Inc., or Grasshopper, par value $0.01 per share, or Grasshopper common stock, in connection with the consummation of the merger of Grasshopper with and into Enova, with Enova continuing as the surviving corporation, or merger, as described in this proxy statement/prospectus. The number of shares of Enova common stock being registered is based upon the product of (A) 0.038185, which is the approximate exchange ratio for the merger and (B) 40,639,033, which is the sum of (x) 36,115,245, the number of shares of Grasshopper common stock outstanding as of December 10, 2025, (y) 1,662,338, the number of shares of Grasshopper common stock issuable in respect of warrants to purchase Grasshopper common stock, or Grasshopper warrants, outstanding as of December 10, 2025, and (z) 2,861,450, the number of shares of Grasshopper common stock issuable in respect of options to purchase Grasshopper common stock, or Grasshopper stock options, outstanding as of December 10, 2025. (2) Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933, as amended, or the Securities Act, and estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, the proposed maximum aggregate offering price was calculated as the difference of (a) the product of (i) $4.10, the book value per share of the Grasshopper common stock as of November 30, 2025, the latest practicable date prior to the date of filing of this registration statement, and (ii) 40,639,033, the estimated maximum number of shares of Grasshopper common stock that may be exchanged for shares of Enova common stock being registered, and (b) $193,622,292.03, the estimated aggregate amount of cash to be paid by Enova to Grasshopper stockholders and holders of Grasshopper stock options and Grasshopper warrants in connection with the consummation of the merger, as described in this proxy statement/prospectus. As the foregoing calculation results in a negative number, the maximum aggregate offering price has been estimated as $0.00. (3) The fee has been computed in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
40,639,033	$ 4.10	$ 166,620,035.30		$ 193,622,292.03	$ 0.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A